Exhibit 99.5

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Duke REALTY

DUKE REALTY CORPORATION
ATTN: INVESTOR RELATIONS
8711 RIVER CROSSING BLVD
INDIANAPOLIS, IN 46240

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on September 22, 2022 for shares held in the company's 401(k) Plan and by 11:59 P.M. Eastern Time on September 27, 2022 for all other shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DRE2022SM**

You may attend the meeting via the Internet and vote during the meeting. Use the 16-digit control number (which is included on your proxy card) to log in and follow the instructions to vote.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on September 22, 2022 for shares held in the company's 401(k) Plan and by 11:59 P.M. Eastern Time on September 27, 2022 for all other shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
If you are a shareholder of record, you may confirm that your instructions were received and included in the final tabulation to be issued at the Virtual Special Meeting on September 28, 2022 via the Proxy Vote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow. Vote Confirmation is available 24 hours after your vote is received beginning September 13, 2022, with the final vote tabulation remaining available for up to two months after the Virtual Special Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88815-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

DUKE REALTY CORPORATION

The Board of Directors recommends you vote FOR the following proposals 1, 2 and 3.	**For**	**Against**	**Abstain**
1. A proposal to approve the Agreement and Plan of Merger (including the plan of merger set forth therein), dated as of June 11, 2022, as it may be amended from time to time, by and among Prologis, Inc., a Maryland corporation, which we refer to as "Prologis," Duke Realty Corporation, an Indiana corporation, which we refer to as "Duke Realty," and the other parties thereto, which we refer to as the "merger agreement," a copy of which is attached as Annex A to the joint proxy statement/prospectus, and the transactions contemplated thereby, including the merger of Duke Realty with and into Compton Merger Sub LLC, a newly created wholly owned subsidiary of Prologis, which we refer to as "Prologis Merger Sub", with Prologis Merger Sub continuing as the surviving entity (we refer to such merger as the "company merger"), on the terms and conditions set forth in the merger agreement, which we refer to as the "Duke Realty merger agreement proposal";	☐	☐	☐
2. A non-binding advisory proposal to approve the compensation that may be paid or become payable to the named executive officers of Duke Realty in connection with the company merger and the other transactions contemplated by the merger agreement; and	☐	☐	☐
3. A proposal to approve one or more adjournments of the Duke Realty special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Duke Realty merger agreement proposal.	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting virtually.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement/Prospectus is available at www.proxyvote.com. D88816-TBD DUKE REALTY CORPORATION Special Meeting September 28, 2022 12:00 P.M. Eastern Time THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS A special meeting of the shareholders of Duke Realty Corporation, an Indiana corporation, which we refer to as “Duke Realty,” will be conducted via a virtual live webcast on September 28, 2022, commencing at 12:00 P.M., Eastern Time, which we refer to as the “Duke Realty special meeting.” You will be able to attend and vote at the Duke Realty special meeting by visiting www.virtualshareholdermeeting.com/DRE2022SM, entering the 16-digit control number included on your proxy card and following the instructions on the meeting website. The undersigned hereby revokes all prior proxies and appoints James B. Connor and Ann C. Dee, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy, all shares of common stock of Duke Realty Corporation which the undersigned would be entitled to vote at the Duke Realty special meeting to be held on September 28, 2022 at 12:00 P.M., Eastern Time and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is indicated, this proxy will be voted in accordance with the recommendations of the Board of Directors FOR proposals 1, 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting. Continued and to be signed on reverse side.